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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-46083), Form S-3 (No. 333-81814), Form S-8 (No.
333-64549), Form S-8 (No. 333-56121) and Form S-8 (No. 333-90880) of W. P. Carey
& Co LLC of our report dated March 15, 2005 (except for the restatement described in Note 2 to the consolidated financial statements and the matter referenced in the penultimate paragraph of Management's Report on Internal Control Over Financial Reporting as to which the date is May 16, 2005) relating to the consolidated financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the Annual Report to Shareholders, which is included in Appendix A to Form 10-K/A. We also consent to the inclusion of our report dated March 15, 2005 relating to the financial statement schedule, which appears in this Form 10-K/A.


/s/ PricewaterhouseCoopers LLP

New York, New York

March 16, 2005, except for the restatement described in Note 2 to the consolidated financial statements and the matter referenced in the penultimate paragraph of Management's Report on Internal Control Over Financial Reporting as to which the date is May 16, 2005.